United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin J. Bannon to Board of Directors

On September 9, 2008 the Board of Directors of Urstadt Biddle Properties Inc. (“Company”) voted to increase the size of the Board of Directors from nine to ten members, effective immediately, and appointed Kevin J. Bannon to fill the newly created directorship.  Mr. Bannon, age 56, was appointed to serve among the Company’s Class III directors until the next annual meeting of shareholders.  The Board also voted to assign Mr. Bannon to the Nominating and Corporate Governance Committee of the Board.  A copy of the press release is filed herewith as Exhibit 99.1.

Mr. Bannon currently is a Managing Director and Chief Investment Officer of Highmount Capital LLC.  From 1979 to 2007, Mr. Bannon was employed by The Bank of New York, serving as Executive Vice President and Chief Investment Officer from 1993 to 2007.  Mr. Bannon is a Director of the Prudential Retail Mutual Funds, a Director of High Yield Income Fund Inc., and Chairman of the Investment Committee of the BNY Mezzanine Partners Fund.

Item 9.01               Financial Statements and Exhibits

The following is filed herewith:

Exhibit 99.1     Press Release dated September 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2008	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ Thomas D. Myers
Thomas D. Myers
Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated September 9, 2008